SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 13, 2018, is entered into by and between StarTek Inc., a Delaware corporation (the “Corporation”), and CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Purchaser”).

WHEREAS, upon the terms and conditions contained in this Agreement, the Purchaser desires to purchase, and the Corporation desires to issue and sell to the Purchaser, the Purchased Shares (as defined below).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Purchase and Sale. Subject to the terms and conditions of this Agreement, the Purchaser hereby irrevocably agrees to purchase, and the Corporation agrees to issue and sell to the Purchaser, 368,098 shares (the “Purchased Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation at a price per share of $6.52 (the “Purchase Price”). As soon as practicable following the execution and delivery of this Agreement, (i) the Purchaser shall deliver to the Corporation by wire transfer of immediately available funds an amount in cash equal to the Purchase Price multiplied by the number of Purchased Shares and (ii) the Corporation shall deliver to the Purchaser certificates representing the Purchased Shares.
2.Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby acknowledges, represents, warrants and agrees as follows, as of the date hereof:
(a)The Purchaser (i) is a private limited company duly organized, validly existing and in good standing under the laws of Singapore and (ii) has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
(b)The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate and other action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Corporation, constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or applicable equitable principles (whether considered in a proceeding at law or in equity).
(c)The Purchaser acknowledges and agrees that the Purchased Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any applicable securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser represents and warrants that the Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of owning the Purchased Shares.
(d)The Purchaser understands that the Purchased Shares have not been, and upon issuance will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations and warranties as expressed herein. The Purchaser understands that the Purchased Shares will be “restricted securities” under applicable securities laws and that, pursuant to these laws, the Purchaser must hold such shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(a)The Purchaser understands that the Purchased Shares may be notated with the following legend:
“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(e)The Purchaser is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act).
(f)The Purchaser acknowledges that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Corporation and that the Purchaser has received access to such books and records, facilities, equipment, contracts and other assets of the Corporation that it has desired or requested to review for such purpose, and that it has had a full opportunity to meet with the management of the Corporation and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Corporation.
(g)The Purchaser acknowledges that, except for the representations and warranties contained in this Agreement, none of the Corporation or any of its affiliates or representatives or any other person makes (and the Purchaser is not relying on) any representation or warranty, express or implied, to the Purchaser in connection with the transactions contemplated by this Agreement.
3.Representations and Warranties of the Corporation. The Corporation hereby acknowledges, represents and warrants, and agrees, as of the date hereof, as follows:
(a)The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets (either owned or leased) and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect.
(b)The Purchased Shares, upon issuance on the terms and conditions specified in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.
(c)The Corporation has all necessary power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate and other action on the part of the Corporation. This Agreement has been duly and validly executed and delivered by the Corporation and, assuming the due authorization, execution and delivery by the Purchaser, constitutes the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or applicable equitable principles (whether considered in a proceeding at law or in equity).
(d)The Purchased Shares constitute Registrable Securities (as defined in the Stockholders Agreement, dated as of July 20, 2018, by and between the Corporation and the Purchaser).
4.Amendments. No amendment, supplement or modification of this Agreement shall be effective unless in writing signed by all of the parties hereto.

5.Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by either party without the prior written consent of the other party.
6.Applicable Law. This Agreement and all disputes arising out of or relating hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles of conflicts of laws thereof or of any other jurisdiction.
7.Entire Agreement. This Agreement constitutes the entire agreement of the Corporation and the Purchaser with respect to the subject matter hereof.
8.Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Exchange and delivery of this Agreement by exchange of facsimile copies, or electronic copies via email, bearing the facsimile or electronic signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies, or electronic email copies, shall constitute legally enforceable original documents.

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.
CORPORATION
STARTEK, INC.

By:    /s/ Lance Rosenzweig
Name: Lance Rosenzweig
Title: Chief Executive Officer

PURCHASER

CSP ALPHA HOLDINGS PARENT PTE, LTD.

By:    /s/ Mukesh Sharda
Name: Mukesh Sharda
Title: Director

By:    /s/ Bharat Rao
Name: Bharat Rao
Title: Director